June 18, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We have read the statements of Tauriga Sciences, Inc. included under Item 4.01 of Form 8-K dated June 15, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Cowan, Gunteski & Co., P.A.